                                                                   Exhibit 2.2


                       List of Omitted Schedules


Schedule          Description
--------          -----------

2.1               Organization

2.4               No Breach

2.7               Consents

2.8               Actions and Proceedings

2.9               Taxes and Tax Returns

2.10              Title to Property; Condition

2.11              Intellectual Property

2.13              Employment Matters

2.15              Permits

2.16              Contracts

2.17              Affiliate Transactions

2.18              Insurance

2.19              Bank Accounts and Powers of Attorney

2.20              Accounts Receivable

2.21              Books and Records

2.22              Absence of Certain Business Practices

2.24              Suppliers and Customers

3.2               No Breach

3.3               Consents

3.4               Brokers

4.1               Conduct of Business

5.5               Contribution of Assets; Cancellation of Obligations

5.8               Domain Names

6.1(d)            Closing Consents and Notices

6.1(j)            Resignations of Directors and Officers

6.2(g)            Performance Bonds and Letters of Credit

The Company shall furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.